                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):    July 31, 1998
                                                       ------------------------


 Chancellor Media Corporation       Chancellor Media Corporation of Los Angeles
 ----------------------------       -------------------------------------------
 (Exact Name of Registrant as               (Exact Name of Registrant as
    Specified in Charter)                      Specified in Charter)


          000-21570                                  333-32259
          ---------                                  ---------
    (Commission File No.)                      (Commission File No.)


          75-2247099                                 75-2451687
          ----------                                 ----------
        (IRS Employer                              (IRS Employer
     Identification No.)                        Identification No.)


           Delaware                                   Delaware
           --------                                   --------
 (State or Other Jurisdiction               (State or Other Jurisdiction
      of Incorporation)                          of Incorporation)



                              300 Crescent Court,
                                   Suite 600
                              Dallas, Texas 75201
                              -------------------
                             (Address of Principal
                               Executive Offices)


                                 (214) 922-8700
                                 --------------
                            (Registrant's telephone
                          number, including area code)

ITEM 2.   Acquisition or Disposition of Assets.

On July 31, 1998, Chancellor Media Corporation of Los Angeles (together with its subsidiaries, "the Company"), an indirect wholly-owned subsidiary of Chancellor Media Corporation, consummated the acquisition of certain assets of Martin Media and certain affiliated companies including Martin & MacFarlane, Inc. ("Martin"), an outdoor advertising company with over 14,500 billboards and outdoor displays in 12 states, for $591.7 million in cash plus working capital and various other direct acquisition costs (the "Martin Acquisition"). The purchase price of $591.7 million was determined as a result of an arms-length negotiation between the Company and Martin, which are unrelated parties. The Company borrowed under its senior credit facility with a syndicate of commercial banks and other institutional lenders to finance the Martin Acquisition. A copy of the Company's senior credit facility, listing the commercial banks and other institutional lenders thereto, has previously been filed with the Securities and Exchange Commission as Exhibit 4.10 to the Current Report on Form 8-K of Evergreen Media Corporation, dated April 1, 1997 and filed on May 9, 1997. The assets acquired by the Company in the Martin Acquisition constitute advertising signs and other physical property used in the outdoor advertising business and will continue to be utilized by the Company for such purposes.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


   7(a)  Financial Statements of Businesses Acquired

         Historical financial statements for Martin Media as of December 31, 1996 and 1997 and for each of the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1997 and 1998 and for Martin & MacFarlane, Inc. as of December 31, 1997 and 1996 and June 30, 1995 and for each of the two years in the period ended December 31, 1997 and six months in the period ended December 31, 1995 and for the six months ended June 30, 1997 and 1998 and for the year ended June 30, 1995 are included herein.

  7(b)   Pro Forma Financial Information

         Pro forma financial information reflecting the Martin Acquisition has been previously reported by the Company pursuant to the Form 8-K/A filed on February 12, 1999.

  7(c)   Exhibits

   (r)   2.45     Unit and Stock Purchase Agreement, by and among Chancellor
                        Media Corporation of Los Angeles, Martin Media, L.P., Martin & MacFarlane, Inc., Nevada Outdoor Systems, Inc., MW Sign Corp. and certain sellers named therein, dated as of June 19, 1998 (see table of contents for list of omitted schedules and exhibits).

       * 23.1     Consent of Arthur Andersen LLP, independent accountants.

       * 23.2     Consent of Barbich Longcrier Hooper & King Accountancy
                        Corporation, independent auditors.


---------------------------

*        Filed herewith.

(r) Incorporated by reference to the identically-numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media Corporation and Chancellor Media Corporation of Los Angeles for the quarterly period ending June 30, 1998, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Chancellor Media Corporation       Chancellor Media Corporation of Los Angeles



By:   /s/ Thomas P. McMillin       By:   /s/ Thomas P. McMillin
   --------------------------         ---------------------------------
      Thomas P. McMillin                     Thomas P. McMillin
      Senior Vice President and              Senior Vice President and
      Chief Financial Officer                Chief Financial Officer



Date:  February 12, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Martin Media:

     We have audited the accompanying balance sheets of Martin Media (a California limited partnership) as of December 31, 1997 and 1996 and the related statements of operations, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 1997 (included at F-1 through F-18). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin Media, as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Bakersfield, California
February 13, 1998

                                  MARTIN MEDIA

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                  1997          1996
                                                              ------------   -----------
Current Assets
  Cash and equivalents......................................  $     23,254   $ 2,661,610
  Trade accounts receivable, net of allowance for doubtful
     accounts of $142,515 and $100,000 as of December 31,
     1997 and 1996, respectively............................     5,658,379     4,726,301
  Current maturities of long-term notes receivable, limited
     partners...............................................       136,030       132,956
  Other receivables.........................................       113,514       100,892
  Inventories, raw materials................................       520,725       209,323
  Prepaid expenses..........................................     1,566,582     1,085,324
                                                              ------------   -----------
          Total current assets..............................     8,018,484     8,916,406
                                                              ------------   -----------
Long-Term Notes Receivable, limited partners, less current
  maturities................................................       281,279       317,309
Property and Equipment, net of accumulated depreciation.....    74,863,597    52,367,653
Intangible Assets, net of accumulated amortization..........    58,446,919    15,872,530
Deposit on purchase option..................................       463,800            --
                                                              ------------   -----------
                                                              $142,074,079   $77,473,898
                                                              ============   ===========

                      LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Current Liabilities
  Current maturities of long-term debt......................  $  3,690,436   $ 5,339,365
  Current maturities of capital lease obligations...........       214,380       135,586
  Accounts payable..........................................       627,590       928,712
  Accrued expenses..........................................     8,112,132     1,569,048
  Unearned income...........................................       219,022       112,961
                                                              ------------   -----------
          Total current liabilities.........................    12,863,560     8,085,672
                                                              ------------   -----------
Long-Term Liabilities
  Long-term debt, less current maturities...................   109,232,810    66,752,424
  Capital lease obligations, less current maturities........       447,865       662,245
                                                              ------------   -----------
          Total long-term liabilities.......................   109,680,675    67,414,669
                                                              ------------   -----------
Commitments (Note 10)
Mandatorily Redeemable
  Preferred partnership units...............................    25,000,000            --
                                                              ------------   -----------
Partners' Capital (Deficit).................................    (5,470,156)    1,973,557
                                                              ------------   -----------
                                                              $142,074,079   $77,473,898
                                                              ============   ===========

        The accompanying notes are an integral part of these statements.

                                  MARTIN MEDIA

                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                           1997          1996          1995
                                                        -----------   -----------   -----------
Income................................................  $48,106,851   $42,359,472   $33,732,821
Cost of sales.........................................    6,091,333     5,745,308     4,459,240
                                                        -----------   -----------   -----------
          Gross profit................................   42,015,518    36,614,164    29,273,581
Managers' controlled operating expenses...............   21,201,914    20,929,536    16,861,406
                                                        -----------   -----------   -----------
          Income from managers' operations............   20,813,604    15,684,628    12,412,175
                                                        -----------   -----------   -----------
Other operating expenses:
  Depreciation and amortization.......................    9,282,574     5,364,835     3,339,377
  Management fees.....................................    1,937,326     1,277,431     1,111,350
  Refinance and acquisition...........................    9,644,819     3,822,894            --
                                                        -----------   -----------   -----------
                                                         20,864,719    10,465,160     4,450,727
                                                        -----------   -----------   -----------
          Operating income (loss).....................      (51,115)    5,219,468     7,961,448
                                                        -----------   -----------   -----------
Nonoperating income (expenses):
  Interest income.....................................       66,260        96,103       116,154
  Interest expense....................................   (8,023,704)   (6,022,001)   (5,030,100)
  Miscellaneous income................................    1,077,184       252,653       283,597
  Miscellaneous expense...............................           --       (11,437)      (92,682)
  Loss on disposal of assets..........................     (512,338)     (458,464)     (378,358)
                                                        -----------   -----------   -----------
                                                         (7,392,598)   (6,143,146)   (5,101,389)
                                                        -----------   -----------   -----------
          Net income (loss)...........................  $(7,443,713)  $  (923,678)  $ 2,860,059
                                                        ===========   ===========   ===========

        The accompanying notes are an integral part of these statements.

                                  MARTIN MEDIA
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        STATEMENTS OF PARTNERS' CAPITAL
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                           1997          1996          1995
                                                        -----------   -----------   -----------
Balance, beginning of year............................  $ 1,973,557   $ 3,184,665   $   822,406
  Issuance of partnership units.......................           --     5,300,000            --
  Redemption of partnership units.....................           --    (5,260,230)           --
  Distributions.......................................           --      (327,200)     (497,800)
  Net income (loss)...................................   (7,443,713)     (923,678)    2,860,059
                                                        -----------   -----------   -----------
Balance, end of year..................................  $(5,470,156)  $ 1,973,557   $ 3,184,665
                                                        ===========   ===========   ===========

        The accompanying notes are an integral part of these statements.

                                  MARTIN MEDIA

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                          1997           1996          1995
                                                      ------------   ------------   -----------
Cash flows from operating activities:
  Net income (loss).................................  $ (7,443,713)  $   (923,678)  $ 2,860,059
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
       Depreciation and amortization................     9,282,574      5,364,835     3,339,377
       Loss on disposal of assets...................       512,338        458,464       378,358
       Changes in operating assets and liabilities
          (exclusive of acquisitions):
          Increase in accounts receivable...........      (932,078)    (1,047,834)      223,315
          Increase in other receivables.............       (12,622)       (72,759)       24,091
          (Increase) decrease in inventories, raw
            materials...............................      (311,402)       105,466        35,645
          Increase in prepaid expenses..............      (481,258)      (136,610)       53,372
          Decrease in accounts payable..............      (301,122)        (7,055)     (195,463)
          Increase in accrued expenses..............     6,543,084        793,490        24,624
          Increase in unearned income...............       106,061         84,915       (14,020)
                                                      ------------   ------------   -----------
          Net cash provided by operating
            activities..............................     6,961,862      4,619,234     6,729,358
                                                      ------------   ------------   -----------
Cash flows from investing activities:
  Principal payments on notes receivable............        32,956        374,740        20,692
  Issuance of notes receivable......................            --       (400,000)           --
  Proceeds from sale of property and equipment......        49,460         63,801        79,236
  Cash paid for acquisitions........................   (67,164,295)   (17,200,000)   (1,575,000)
  Capital expenditures..............................    (7,750,411)    (7,114,708)   (1,762,978)
  Proceeds from sale of investment..................            --             --       970,482
  Purchase option deposit...........................      (463,800)            --            --
                                                      ------------   ------------   -----------
          Net cash used in investing activities.....   (75,296,090)   (24,276,167)   (2,267,568)
                                                      ------------   ------------   -----------
Cash flows from financing activities:
  Net (payments)/borrowings on line-of-credit.......            --     (1,395,052)      601,324
  Proceeds from issuance of long-term debt..........    41,014,131     75,915,869     1,006,400
  Principal payments on long-term debt..............      (318,259)   (57,059,619)   (3,522,394)
  Distributions to partners.........................            --       (327,200)     (497,800)
  Redemption of partnership units...................            --     (5,260,230)           --
  Issuance of mandatorily redeemable preferred
     partnership units..............................    25,000,000             --            --
  Issuance of partnership units.....................            --      5,000,000            --
                                                      ------------   ------------   -----------
          Net cash provided (used) by financing
            activities..............................    65,695,872     16,873,768    (2,412,470)
                                                      ------------   ------------   -----------
Net increase (decrease) in cash and cash
  equivalents.......................................    (2,638,356)    (2,783,165)    2,049,320
Cash and cash equivalents at beginning of year......     2,661,610      5,444,775     3,395,455
                                                      ------------   ------------   -----------
Cash and cash equivalents at end of year............  $     23,254   $  2,661,610   $ 5,444,775
                                                      ============   ============   ===========
     Supplemental disclosures of cash flow
       information:
       Interest paid................................  $  8,085,486   $  6,357,207   $ 5,036,375
                                                      ============   ============   ===========
       Income taxes paid............................  $         --   $      7,349   $       800
                                                      ============   ============   ===========

     Supplemental disclosures of noncash investing and financing activities:

          During the year ended December 31, 1997 long-term debt in the amount of $84,845,560 was refinanced.

          During the year ended December 31, 1996 long-term debt in the amount of $1,684,215 was incurred to purchase fixed assets and intangible assets.

          During the year ended December 31, 1996 notes receivables to shareholders in the amount of $300,000 were issued for partnership units.

          During the year ended December 31, 1995 long-term debt in the amount of $318,900 was incurred to purchase sign structures.

        The accompanying notes are an integral part of these statements.

                                  MARTIN MEDIA

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business

     Martin Media, a California limited partnership (the Company), was formed in December, 1984 and operated under the name of Colorado River Markets until August, 1991. The Company has operating divisions located in Pennsylvania, Ohio, Connecticut, Washington, D.C., Arizona and Nevada.

     The Company owns and leases billboards on a contractual basis nationwide for the purpose of providing outdoor advertising services. The Company extends credit in the form of accounts receivable on a short-term basis to businesses and advertisers doing business in the above noted areas.

  Significant accounting policies

  Basis of accounting

     The financial statements are prepared on an accrual basis, which recognizes income when earned and expenses when incurred.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Cash and cash equivalents

     The Company considers cash and cash equivalents to be all highly liquid investments purchased with a maturity of three months or less.

  Inventories, raw materials

     Inventories are stated at the lower of cost or market using the first in, first out (FIFO) cost method.

  Property and equipment

     Property and equipment are stated at cost and depreciated over estimated useful lives primarily using the straight-line method. Repairs and maintenance and small equipment purchases are expensed as incurred. Expenditures which significantly increase asset values or extend useful lives are capitalized. Estimated useful lives are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................  15-31
Posters.....................................................     25
Bulletins...................................................     25
Shop equipment..............................................   3-10
Office furniture and equipment..............................   5-10
Auto and trucks.............................................    5-7

                                  MARTIN MEDIA

  Income taxes

     Under provision of the Internal Revenue Code and the respective state Taxation Codes, partnerships are not subject to income taxes; any income or loss realized is taxed to the individual partners. Certain states do impose a minimum tax (franchise fee).

  Intangible assets

     Covenants not to compete are recorded at cost and are amortized using the straight-line method over the contractual period specified.

     Organization costs, advertising rights, permits and licenses, acquisition fees, lease rights and goodwill are recorded at cost and are amortized using the straight-line method over five years.

     Loan fees are amortized over the life of the loan to which they are associated.

  Profit sharing plan

     The Company adopted a profit sharing plan which is a qualified pension trust under Section 401(k) of the Internal Revenue Code. All full-time employees with twelve months of service who are 18 years old or older are eligible to participate. Each employee may voluntarily contribute up to the lesser of 15% of their pay or $9,500. The Company has made no contributions to the plan.

  Fair value of financial instruments

     The carrying amount of the long-term debt approximates fair value.

  Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year presentation.

2. LONG-TERM NOTES RECEIVABLE, LIMITED PARTNERS

     Notes receivable, limited partners at December 31, 1997 and 1996 consisted of the following:

                                                                1997       1996
                                                              --------   --------
Barry Heffner, Manager of Pittsburgh Division, prime plus
  2%, collateralized by subscription of one unit of Martin
  Media, payable $717 per month including interest, due
  September 27, 2001........................................  $ 18,758   $ 25,036
Mary Ellen Coleman, Manager of Scranton Division, prime plus
  2%, collateralized by subscription of one unit of Martin
  Media, payable $717 per month including interest, due
  September 27, 2001........................................    18,975     25,229
Brent Baer, Manager of Washington D.C. Division, 8%,
  collateralized by  1/4 of one partnership unit, payable
  $838 per month including interest, due December 28,
  2001......................................................    69,894     75,000
Thomas Jones, Manager of Las Vegas Division, 8%,
  collateralized by  1/4 of one partnership unit, payable
  $838 per month including interest, due December 28,
  2001......................................................    69,894     75,000

                                  MARTIN MEDIA

                                                                1997       1996
                                                              --------   --------
David Lamberger, National Sales Manager, 8%, collateralized
  by  1/4 of one partnership unit, payable $838 per month
  including interest, due December 28, 2001.................  $ 69,894   $ 75,000
Lynn Terlaga, Manager of Hartford Division, 8%,
  collateralized by  1/4 of one partnership unit, payable
  $838 per month including interest, due December 28,
  2001......................................................    69,894     75,000
David Weyrich, 10%, unsecured, payable $833 per month
  interest only, due November 27, 1997, paid in full
  subsequent to December 31, 1997...........................   100,000    100,000
                                                              --------   --------
                                                               417,309    450,265
Less current maturities.....................................   136,030    132,956
                                                              --------   --------
                                                              $281,279   $317,309
                                                              ========   ========

     Prime rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively.

NOTE 3. ACQUISITIONS

     During 1997, the Company purchased substantially all the assets and assumed certain liabilities of three outdoor advertising companies; during 1996, the Company purchased substantially all of the assets and assumed certain liabilities of one outdoor advertising company and exchanged partnership interests and other consideration for substantially all of the assets, and assumed certain liabilities, for another outdoor advertising company (the "Exchange"). Funds used to make the acquisitions and facilitate the Exchange were provided through the Company's credit facility. The majority of the intangible assets acquired through the acquisitions and Exchange are being amortized over a five year period. See Note 10 for acquisitions included above which were acquired from a related party. Acquisitions during 1995 were not significant.

     The acquisitions were accounted for using the purchase method of accounting and the purchase price was allocated to the various tangible and intangible assets acquired. For the Exchange, the Company recorded the assets acquired and liabilities assumed based on the fair value of the partnership interests granted. Accordingly, the results of operations for the acquisitions, and the Exchange, have been included in the results of the Company from the respective effective dates.

     A summary of the cash consideration and allocation of the purchase price as of the acquisition dates are as follows:

                                                                1997          1996
                                                             -----------   -----------
Fair value of tangible assets acquired.....................  $20,293,392   $ 8,420,000
Fair value of intangible assets acquired...................   46,870,903    11,870,455
Liabilities assumed........................................           --    (2,790,455)
Book value of partnership interests granted................           --      (300,000)
                                                             -----------   -----------
Cash paid..................................................  $67,164,295   $17,200,000
                                                             ===========   ===========

     Of the cash paid in 1996, approximately $5 million was utilized to redeem existing partnership units in connection with the Exchange.

                                  MARTIN MEDIA

4. PREPAID EXPENSES

     Prepaid expenses at December 31, 1997 and 1996 consisted of the following:

                                                                 1997         1996
                                                              ----------   ----------
Leases......................................................  $1,279,243   $  903,154
Insurance...................................................      41,541       32,545
Other.......................................................     196,064      124,726
Deposits....................................................      49,734       24,899
                                                              ----------   ----------
                                                              $1,566,582   $1,085,324
                                                              ==========   ==========

5. PROPERTY AND EQUIPMENT

     Major classes of property and equipment and accumulated depreciation at December 31, 1997 and 1996 are as follows:

                                                                1997          1996
                                                             -----------   -----------
Land.......................................................  $10,578,202   $   936,954
Buildings and improvements.................................    5,349,404       218,947
Posters....................................................   26,855,790    25,114,090
Bulletins..................................................   44,189,355    36,314,244
Shop equipment.............................................      722,278       519,319
Office furniture and equipment.............................      649,696       449,391
Autos and trucks...........................................    1,951,625     1,662,820
Construction in process....................................      402,892       215,744
                                                             -----------   -----------
                                                              90,699,242    65,431,509
Less accumulated depreciation..............................   15,835,645    13,063,856
                                                             -----------   -----------
                                                             $74,863,597   $52,367,653
                                                             ===========   ===========

     See Note 7 for collateralization of property and equipment.

     Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $2,943,826, $2,624,212 and $2,392,186.

     During the years ended December 31, 1997, 1996 and 1995, the Company took down a number of boards located in the Pittsburgh, Scranton, Hartford, Las Vegas and Cincinnati divisions. These disposals were initiated by management due to high operating costs and/or high site lease costs, which resulted in marginal operating results. Losses on board disposals amounted to $515,056, $440,746 and $418,957 in the years ended December 31, 1997, 1996 and 1995.

                                  MARTIN MEDIA

6. INTANGIBLE ASSETS

     Intangible assets and accumulated amortization at December 31, 1997 and 1996 are as follows:

                                                                1997          1996
                                                             -----------   -----------
Organization costs.........................................  $ 1,238,376   $ 1,238,376
Covenants not to compete...................................    2,452,096     2,452,096
Advertising rights.........................................    2,925,800     1,291,338
Permits and licenses.......................................   10,705,122     2,547,274
Lease rights...............................................   14,307,733    11,970,722
Goodwill...................................................   33,979,535       220,453
Acquisition fees...........................................    3,718,759     1,053,423
Loan fees..................................................      359,398     1,577,500
                                                             -----------   -----------
                                                              69,686,819    22,351,182
Less accumulated amortization..............................   11,239,900     6,478,652
                                                             -----------   -----------
                                                             $58,446,919   $15,872,530
                                                             ===========   ===========

     See Note 7 for collateralization of intangible assets.

     Amortization expense for the years ended December 31, 1997, 1996 and 1995 was $6,338,748, $2,740,623 and $947,191.

7. LONG-TERM DEBT

     Long-term debt at December 31, 1997 and 1996 consisted of the following:

                                                                1997          1996
                                                            ------------   -----------
Canadian Imperial Bank of Commerce, As administrative
  agent for lenders, under the Credit Agreement dated July
  31, 1997, Term A loan, interest at LIBOR plus 2%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due June 2004**.........................................  $ 60,000,000   $        --
Canadian Imperial Bank of Commerce, As administrative
  agent for lenders, under the Credit Agreement dated July
  31, 1997, Term B loan, interest at LIBOR plus 2.25%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due December 2005**.....................................    35,000,000            --
Canadian Imperial Bank of Commerce, As administrative
  agent for lenders, under the Credit Agreement dated July
  31, 1997, Revolving Line of Credit, interest ranging
  from prime plus 2% LIBOR plus 2.75%, collateralized by
  accounts receivable, inventory, sign structures, and
  intangible assets, payable quarterly, due June 2004**...    17,300,000            --
Jackson Poster Advertising, 8%, collateralized by sign
  structures, payable $912 per month including interest,
  due December 2000.......................................        29,124        37,381
Dominion Signs, 8%, collateralized by sign structures and
  personally guaranteed by E. Thomas Martin, payable
  $68,475 plus interest annually, due August 1999.........       136,950       205,425

                                  MARTIN MEDIA

                                                                1997          1996
                                                            ------------   -----------
Elaine Perlroth, 7%, collateralized by mortgage, payable
  $989 monthly including interest, due November 2008......  $     90,381   $    95,715
Ronco Media, non-interest bearing, uncollateralized,
  payable $3,000 monthly, due April 2001..................       120,000       156,000
Ronald Rieger, non-interest bearing, uncollateralized,
  payable $167 monthly, due July 2001.....................         6,667         8,667
Rose Marie Rieger, non-interest bearing, uncollateralized,
  payable $167 monthly, due April 2001....................         6,667         8,667
Daniel H. Bradley, non-interest bearing, uncollateralized,
  payable $1,667 monthly, due April 2001..................        66,667        86,667
Pamela Lynn Rieger, non-interest bearing,
  uncollateralized, payable $1,667 monthly, due April
  2001....................................................        66,667        86,667
Kory William Rieger, non-interest bearing,
  uncollateralized, payable $1,667 monthly, due April
  2001....................................................        66,667        86,667
Rembrandt Outdoor Services, non-interest bearing,
  uncollateralized, payable $608 monthly, due July 2001...        33,456        34,065
Canadian Imperial Bank of Commerce, as administrative
  agent for Lenders under the Credit Agreement dated July
  15, 1996, Term A Loan, interest at LIBOR plus 2.5%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due March 2003**........................................            --    40,000,000
Canadian Imperial Bank of Commerce, as administrative
  agent for Lenders under the Credit Agreement dated July
  15, 1996, Term B Loan, interest at LIBOR plus 3%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due December 2004**.....................................            --    15,000,000
Canadian Imperial Bank of Commerce, as administrative
  agent for Lenders under the Credit Agreement dated July
  15, 1996, Revolving Line of Credit, interest ranging
  from prime plus 1.25% to LIBOR plus 2.50%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable annually, due
  March 2003**............................................            --    16,285,868
                                                            ------------   -----------
                                                             112,923,246    72,091,789
Less current maturities...................................     3,690,436     5,339,365
                                                            ------------   -----------
                                                            $109,232,810   $66,752,424
                                                            ============   ===========

                                  MARTIN MEDIA

     Aggregate maturities of long-term debt at December 31, 1997 were as follows:

YEAR ENDING
DECEMBER 31,
------------
1998........................................................   $  3,690,436
1999........................................................      7,691,592
2000........................................................     13,124,365
2001........................................................     14,545,258
2002........................................................     15,007,561
Thereafter..................................................     58,864,034
                                                               ------------
                                                               $112,923,246
                                                               ============

---------------

** Loan has varying interest rates based on Company performance and indexes found in Credit Agreement dated July 31, 1997. At December 31, 1997 effective interest rates ranged from 7.1875% to 8.5%.

     The Company has entered into interest rate caps primarily to protect against rising interest exposure of its floating rate long-term debt. The difference to be paid or received on the cap is included in interest expense as payments are made or received. At December 31, 1997, the Company had outstanding interest rate cap agreements with two commercial bank, having a total notional principal amount of $135,000,000. This agreement effectively changes the Company's interest exposure on up to $135,000,000 of floating rate debt to a fixed 6.5% with a floor of 5.5%. The interest rate cap agreements mature September 1998 ($35,000,000) and September 2000 ($100,000,000).

     During 1997, the Company sold an interest rate floor for a gain of $440,000. This gain is included in other income.

     The counterparties to the Company's derivative financial instrument contract are substantial and creditworthy commercial banks which are recognized market makers. Neither the risks of counterparty nonperformance nor the economic consequence of counterparty nonperformance associated with these contracts were considered by the Company to be material.

     Interest expense consists of interest on notes payable and the cost associated with the purchased of the interest rate cap instrument.

     Prime rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively.

     LIBOR rate was 5.9% and 6.5% at December 31, 1997 and 1996, respectively.

8. LONG-TERM CAPITAL LEASE OBLIGATIONS

     The Company leases certain sign structures with lease terms through July 2000. Obligations under capital leases have been recorded in the accompanying financial statements at the discounted present value of future minimum lease payments. The cost and accumulated amortization for such equipment as of December 31, 1997 was $1,029,200 and $58,321, respectively. Amortization included in depreciation expense for the year ended December 31, 1997 was $41,168. Interest paid on these leases was $130,118 for the year ended December 31, 1997.

                                  MARTIN MEDIA

     The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows:

YEAR ENDING
DECEMBER 31:
------------
1998........................................................   $316,628
1999........................................................    399,627
2000........................................................    113,280
                                                               --------
Total future minimum lease payments.........................    829,535
Less amount representing interest...........................    167,290
                                                               --------
Present value of future minimum lease payment...............    662,245
Less current portion........................................    214,380
                                                               --------
Long-term portion...........................................   $447,865
                                                               ========

9. RELATED PARTY TRANSACTIONS

     Transactions occurring between the Company and a related party, which are not presented elsewhere in these financial statements, are as follows:

     Martin and MacFarlane, Inc., a California Corporation (M&M, Inc.), which has stockholders who are also partners in the Company, performed substantially all administrative functions for the partnership during the year ended December 31, 1995 and January 1996. Beginning February 1, 1996, administrative functions were performed by MW Sign Co., the general partner. The partnership pays management fees approximating 3% of gross revenue, refinancing fees of 4% of all debt refinanced and acquisition fees of 4% of the purchased price of acquired companies. On January 1, 1997, management fees increased to 4% of gross revenue. Total fees paid to M&M, Inc. for the years ended December 31, 1997 and 1996 amounted to $-0- and $78,263, respectively. Total fees paid/accrued to MW Sign Co. for the years ended December 31, 1997 and 1996 amounted to $11,231,815 and $5,050,039. Total fees paid to M&M, Inc. and MW Sign Co. for the year ended December 31, 1995 amounted to $1,111,350.

10. COMMITMENTS

  Leases

     The Company leases land, buildings, and equipment in connection with its outdoor advertising business under operating leases. The leasing of land relates to the posters and bulletins. The Company also leases property, equipment and buildings to house and support division administrative and field offices.

     Future minimum lease payments under cancelable and noncancelable leases at December 31, 1997 are as follows:

YEAR ENDING                                         POSTERS,
DECEMBER 31,                                       BULLETINS    BUILDINGS      TOTAL
------------                                       ----------   ----------   ----------
1998.............................................  $1,199,353   $  229,539   $1,428,892
1999.............................................   1,219,818      205,164    1,424,982
2000.............................................   1,244,566      193,264    1,437,830
2001.............................................   1,270,536      183,836    1,454,372
2002.............................................   1,295,506      173,628    1,469,134
Thereafter.......................................   1,670,042      289,380    1,959,422
                                                   ----------   ----------   ----------
                                                   $7,899,821   $1,274,811   $9,174,632
                                                   ==========   ==========   ==========

                                  MARTIN MEDIA

     Certain of the Company's noncancelable lease payments are based on a percentage of revenue generated from the poster or bulletin rather than having a minimum rental. The percentage of rent ranges from 15% to 20% of revenue. An estimate of the future payments under these leases has been included in the above table under posters, bulletins. Historically, rental payments under these leases have approximated $1,180,000 annually.

     Lease expense for the years ended December 31, 1997, 1996 and 1995 was as follows:

                                                      1997         1996         1995
                                                   ----------   ----------   ----------
Land for posters and bulletins...................  $8,042,746   $6,817,196   $5,226,956
Buildings........................................     518,306      549,069      406,277
Equipment, other.................................      27,041       28,198       31,881
                                                   ----------   ----------   ----------
                                                   $8,588,093   $7,394,463   $5,665,114
                                                   ==========   ==========   ==========

  Acquisition, purchase and purchase option

     On July 31, 1997 the Company entered into an agreement with Martin & MacFarlane, Inc. (related party), relative to an agreement Martin & MacFarlane, Inc. had with another company to purchase certain assets, to acquire certain assets including sign structures, equipment, and related intangibles located in the Las Vegas and Colorado River markets for a total purchase price of $14,350,400. This purchase agreement has two segments, the first of which provided for the purchase of assets during the year ending December 31, 1997 for $11,273,400. The second segment of the agreement provides an option to the Company to purchase additional assets for $3,077,000. Upon execution of the option agreement, the Company deposited $463,800 in good faith with Martin & MacFarlane, Inc. The option agreement can only be exercised upon Martin & MacFarlane, Inc. exercising its option to purchase those assets and other assets it has under option with the seller; the option agreement expires October 1, 1998.

  Preferred partnership units

     On December 23, 1997, the Company entered into an agreement to sell preferred limited partnership units (PPU's), warrants and warrant units to a select group of purchasers. The Company issued 25,000 PPU's at $1,000 each ($25,000,000), calling for the holders of the PPU's to receive an initial 14% preferred rate of return, which escalates on certain dates to a maximum of 20%. The Company can redeem PPU's for 102% of the PPU's capital account amount until September 23, 1998 and thereafter for 100% of the PPU's capital account amount. The Company is obligated under the agreement to redeem all outstanding PPU's on December 23, 2006. Warrants to purchase additional PPU's, based upon terms of the agreement, shall be issuable upon the 270th day following the purchase date (December 23, 1997) and quarterly thereafter, if any PPU's shall then be outstanding.

  Credit facilities

     On December 23, 1997, the Company entered into an agreement with Canadian Imperial Bank of Commerce in which their Term B loan maximum borrowing limit was increased to $40,000,000. As of December 31, 1997, the Company had $5,000,000 available under the term of the loan.

     On July 31, 1997, the Company entered into an agreement with Canadian Imperial Bank of Commerce, as administrative agent for Lenders under the credit agreement dated July 31, 1997. Under the terms of this agreement, Swing Loan is available in the amount of $5,000,000. As of December 31, 1997, the Company's outstanding obligation was $-0-.

11. SUBSEQUENT EVENTS

     Subsequent to December 31, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of three outdoor advertising companies at an aggregate purchase price of $18,350,000. Funds used to make the purchase were provided through the Company's credit facility.

                                  MARTIN MEDIA

                            STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998          1997
                                                              -----------   -----------
Income......................................................  $29,335,986   $22,639,673
Cost of sales...............................................    3,554,778     2,860,922
                                                              -----------   -----------
          Gross profit......................................   25,781,208    19,778,751
Managers' controlled operating expenses.....................   11,498,736    10,024,800
                                                              -----------   -----------
          Income from managers' operations..................   14,282,472     9,753,951
                                                              -----------   -----------
Other operating expenses:
  Depreciation and amortization.............................    4,935,039     3,192,484
  Management fees...........................................    1,465,200     1,332,688
  Refinance and acquisition.................................      324,477        59,665
                                                              -----------   -----------
                                                                6,724,716     4,584,837
                                                              -----------   -----------
          Operating income..................................    7,557,756     5,169,114
                                                              -----------   -----------
Nonoperating income (expenses):
  Interest income...........................................       17,234        36,266
  Interest expense..........................................   (7,056,690)   (2,952,027)
                                                              -----------   -----------
                                                               (7,039,456)   (2,915,761)
                                                              -----------   -----------
          Net income........................................  $   518,300   $ 2,253,353
                                                              ===========   ===========

         The accompanying note is an integral part of these statements.

                                  MARTIN MEDIA

                            STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                  1998          1997
                                                              ------------   -----------
Cash flows from operating activities:
  Net income................................................  $    518,300   $ 2,253,353
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     4,935,039     3,192,484
     Changes in operating assets and liabilities (exclusive
      of acquisitions):
       Increase in accounts receivable......................    (1,467,442)     (579,923)
       Decrease (increase) in other receivables.............        28,509      (339,238)
       Increase in inventories, raw materials...............      (755,168)     (775,387)
       Increase in prepaid expenses.........................      (355,358)     (241,092)
       Decrease in accounts payable.........................      (196,683)      (13,949)
       Decrease in accrued expenses.........................    (4,717,062)     (693,027)
                                                              ------------   -----------
          Net cash provided (used) by operating
             activities.....................................    (2,009,865)    2,803,221
                                                              ------------   -----------
Cash flows from investing activities:
  Decrease in notes receivable..............................        17,492       450,569
  Cash paid for acquisitions................................   (15,453,324)   (1,863,034)
  Capital expenditures......................................    (9,522,314)   (4,521,138)
                                                              ------------   -----------
          Net cash used in investing activities.............   (24,958,146)   (5,933,603)
                                                              ------------   -----------
Cash flows from financing activities:
  Proceeds from long-term debt..............................    25,450,460       956,013
  Distributions to partners.................................     1,387,288       (37,565)
                                                              ------------   -----------
          Net cash provided by investing activities.........    26,837,748       918,448
                                                              ------------   -----------
Net decrease in cash........................................      (130,263)   (2,211,934)
Cash at beginning of year...................................        23,254     2,361,610
                                                              ------------   -----------
Cash at end of period.......................................  $   (107,009)  $   149,676
                                                              ============   ===========
Supplemental disclosures of cash flow information:
       Interest paid........................................  $  5,313,150   $ 2,952,027
                                                              ============   ===========

         The accompanying note is an integral part of these statements.

                                  MARTIN MEDIA

                          NOTE TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial information with respect to the six months ended June 30, 1998 and 1997 is unaudited. In the opinion of management, the financial statements contain all adjustments consisting of normal recurring accruals, necessary for the fair presentation of the results for such periods. The information is not necessarily indicative of the results of operations to be expected for the fiscal year end.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Martin & MacFarlane, Inc.:

     We have audited the accompanying balance sheets of Martin & MacFarlane, Inc. (a California corporation) as of December 31, 1997 and 1996, and the related statements of income, retained earnings and cash flows for each of the two years in the period ended December 31, 1997 and six months in the period ended December 31, 1995 (included at F-20 through F-34). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin & MacFarlane, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and six months in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Bakersfield, California
February 13, 1998

                           MARTIN & MACFARLANE, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                 1997          1996
                                                              -----------   -----------
Current Assets
  Cash and equivalents......................................  $   138,294   $    10,519
  Trade accounts receivable, less allowance for doubtful
     accounts of $96,051 and $100,000 at December 31, 1997
     and 1996...............................................    2,973,646     1,836,944
  Current maturity of note receivable.......................        6,856         6,206
  Other receivables.........................................       78,723       331,419
  Inventories...............................................    1,764,872     1,104,190
  Prepaid expenses..........................................      928,416       565,971
  Current deferred income taxes.............................        1,441         1,500
                                                              -----------   -----------
                                                                5,892,248     3,856,749
                                                              -----------   -----------
Note Receivable.............................................       24,381        31,083
Property and Equipment, net of accumulated depreciation.....   23,527,457    20,187,460
Intangible Assets, net of accumulated amortization..........   11,053,092     3,007,566
Other Assets
  Deposits..................................................       24,197        22,047
  Deposit on Purchase Option................................    5,536,200            --
                                                              -----------   -----------
                                                                5,560,397        22,047
                                                              -----------   -----------
                                                              $46,057,575   $27,104,905
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Bank overdraft............................................  $   166,083   $   523,360
  Current maturities of long-term debt......................      690,718     7,460,727
  Note payable, bank........................................           --       800,000
  Accounts payable..........................................      543,648       465,372
  Accrued expenses..........................................      391,069       444,798
  Distributions payable.....................................       61,832        61,658
  Unearned income...........................................      506,348        84,530
  Income taxes payable......................................        6,408        33,205
                                                              -----------   -----------
                                                                2,366,106     9,873,650
                                                              -----------   -----------
Long-Term Debt, less current maturities.....................   36,041,494     6,835,699
                                                              -----------   -----------
Deferred Income Taxes.......................................      102,375       111,008
                                                              -----------   -----------
Commitments (Note 13)
Stockholders' Equity
  Common stock, no par or stated value, authorized 150,000
     shares, issued and outstanding 82,443 shares, stated
     at.....................................................    1,113,070     1,113,070
  Retained earnings.........................................    6,434,530     9,171,478
                                                              -----------   -----------
                                                                7,547,600    10,284,548
                                                              -----------   -----------
                                                              $46,057,575   $27,104,905
                                                              ===========   ===========

      The accompanying notes are an integral part of these balance sheets.

                           MARTIN & MACFARLANE, INC.

                              STATEMENTS OF INCOME
 YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SIX MONTH PERIOD ENDED DECEMBER 31,
                                      1995

                                                            1997          1996          1995
                                                         -----------   -----------   ----------
Revenues...............................................  $22,535,117   $16,994,368   $8,311,295
Cost of sales..........................................    2,476,991     2,155,013    1,065,709
                                                         -----------   -----------   ----------
          Gross profit.................................   20,058,126    14,839,355    7,245,586
Managers' controlled operating expenses................   11,318,791     9,534,848    4,982,152
                                                         -----------   -----------   ----------
          Income from managers' operations.............    8,739,335     5,304,507    2,263,434
                                                         -----------   -----------   ----------
Other operating expenses
  Depreciation and amortization expense................    2,902,472     1,316,520      575,291
  Management fees......................................    2,210,351       472,931           --
  Refinance and acquisitions...........................      884,083        85,175           --
                                                         -----------   -----------   ----------
                                                           5,996,906     1,874,626      575,291
                                                         -----------   -----------   ----------
          Operating income.............................    2,742,429     3,429,881    1,688,143
                                                         -----------   -----------   ----------
Other income (expense)
  Interest income......................................       15,302         9,773           --
  Interest expense.....................................   (2,537,908)   (1,115,772)    (552,412)
  Other income.........................................      414,138       117,025      125,286
  Loss on disposition of assets........................     (207,372)     (136,875)      (1,744)
                                                         -----------   -----------   ----------
                                                          (2,315,840)   (1,125,849)    (428,870)
                                                         -----------   -----------   ----------
Income before income taxes.............................      426,589     2,304,032    1,259,273
Income tax (expense) benefit...........................      (23,458)      (57,653)   2,972,317
                                                         -----------   -----------   ----------
          Net income...................................  $   403,131   $ 2,246,379   $4,231,590
                                                         ===========   ===========   ==========

        The accompanying notes are an integral part of these statements.

                           MARTIN & MACFARLANE, INC.

                        STATEMENTS OF RETAINED EARNINGS
 YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SIX MONTH PERIOD ENDED DECEMBER 31,
                                      1995

                                                            1997          1996          1995
                                                         -----------   -----------   ----------
Balance, beginning of period...........................  $ 9,171,478   $ 8,526,046   $4,418,120
  Net income...........................................      403,131     2,246,379    4,231,590
  Dividends............................................   (3,140,079)   (1,600,947)    (123,664)
                                                         -----------   -----------   ----------
Balance, end of period.................................  $ 6,434,530   $ 9,171,478   $8,526,046
                                                         ===========   ===========   ==========

        The accompanying notes are an integral part of these statements.

                           MARTIN & MACFARLANE, INC.

                            STATEMENTS OF CASH FLOWS
 YEARS ENDED DECEMBER 31, 1997 AND 1996 AND SIX MONTH PERIOD ENDED DECEMBER 31,
                                      1995

                                                           1997          1996          1995
                                                       ------------   -----------   -----------
Cash flows from operating activities:
  Net income.........................................  $    403,131   $ 2,246,379   $ 4,231,590
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization...................     2,902,472     1,316,520       575,291
     Loss on disposition of assets...................       207,372       136,875         1,744
  Changes in operating assets and liabilities
     (exclusive of acquisitions):
     Increase in accounts receivable.................    (1,136,702)     (410,142)      119,579
     (Increase) decrease in other receivables........       252,697      (312,755)       59,985
     Increase in inventory...........................      (660,682)     (220,401)     (115,754)
     Increase in prepaid expenses....................      (362,445)     (135,739)      200,316
     Decrease in deferred income tax asset...........            59            --            --
     Increase in other assets -- deposits............        (2,150)       (5,000)        3,124
     Increase (decrease) in bank overdraft...........      (357,277)      523,360            --
     Increase (decrease) in accounts payable.........        78,276       (60,260)     (126,935)
     Increase (decrease) in accrued expenses.........       (53,555)      169,057        (8,073)
     Increase in unearned income.....................       421,818         1,185       (73,536)
     Increase (decrease) in income taxes payable.....       (26,797)        9,835      (868,116)
     Increase (decrease) in deferred income taxes....        (8,633)        7,826    (2,961,731)
                                                       ------------   -----------   -----------
          Net cash provided by operating
            activities...............................     1,657,584     3,266,740     1,037,484
                                                       ------------   -----------   -----------
Cash flows from investing activities:
  Increase in purchase option deposit................    (5,536,200)           --            --
  Proceeds from certificates of deposit..............            --            --       200,000
  Proceeds from sale of investments..................            --        11,859            --
  Proceeds from sale of property and equipment.......       107,400       217,320        14,082
  Cash paid for acquisitions.........................   (10,723,930)   (5,849,000)     (240,000)
  Capital expenditures...............................    (2,646,168)     (748,741)     (201,925)
  Issuance of notes receivable.......................            --       (38,901)      (50,000)
  Principal payments on notes receivable.............         6,052         1,612            --
  Principal payments on notes receivable,
     shareholder.....................................            --        50,000            --
                                                       ------------   -----------   -----------
          Net cash used in investing activities......   (18,792,846)   (6,355,851)     (277,843)
                                                       ------------   -----------   -----------
Cash flows from financing activities:
  Proceeds from notes payable........................    21,459,216     5,500,000       809,400
  Net (payments) borrowings on line of credit........      (950,000)      800,000       (50,000)
  Principal payments on notes payable................      (106,100)   (1,975,159)   (1,677,500)
  Distributions to shareholders......................    (3,140,079)   (1,600,947)     (123,664)
                                                       ------------   -----------   -----------
          Net cash provided by (used in) financing
            activities...............................    17,263,037     2,723,894    (1,041,764)
                                                       ------------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents........................................       127,775      (365,217)     (282,123)
Cash and cash equivalents at beginning of year.......        10,519       375,736       657,859
                                                       ------------   -----------   -----------
Cash and cash equivalents at end of year.............  $    138,294   $    10,519   $   375,736
                                                       ============   ===========   ===========
Supplemental disclosures of cash flow information:
  Interest paid......................................  $  2,634,036   $ 1,093,501   $   563,494
                                                       ============   ===========   ===========
  Payment of income taxes............................  $     50,255   $    47,818   $   857,530
                                                       ============   ===========   ===========

     Supplemental disclosures of non cash financing activities:

          During the year ended December 31, 1997 long term debt in the amount of $18,245,035 was refinanced.

        The accompanying notes are an integral part of these statements.

                           MARTIN & MACFARLANE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business

     Martin & MacFarlane, Inc. (the Company) was incorporated December 2, 1971. The Company owns, leases, and manages billboards on a contractual basis nationwide for the purpose of providing outdoor advertising services. The Company also owns and operates a small winery located in Paso Robles, California. The Company extends short-term credit in the form of accounts receivable to businesses and advertisers doing business in the above noted areas.

  Significant accounting policies

BASIS OF ACCOUNTING

     The financial statements are prepared on an accrual basis, which recognizes income when earned and expenses when incurred.

CHANGE IN ACCOUNTING PERIOD

     Pursuant to the adoption by the Company of S Corporation status for income tax purposes, the Company changed from a fiscal year end to a calendar year end for the period ending December 31, 1995, as required by the Internal Revenue Service, to coincide with shareholders' tax year end. Therefore, the reporting periods for the financial statements cover the years ended December 31, 1997 and 1996 and six month period ended December 31, 1995.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers cash and cash equivalents to be all highly liquid investments purchased with a maturity of three months or less. Throughout the year, the Company may have amounts in banks in excess of federally insured limits and as of December 31, 1997, the Company held funds in one financial institution in excess of federally insured limits in the amount of $115,360.

INVENTORY

     Inventory is valued at the lower of cost or market. Valuation is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciated over estimated useful lives on a straight-line or accelerated basis. Repairs and maintenance and small equipment purchases are expensed as incurred.

                           MARTIN & MACFARLANE, INC.

Expenditures which significantly increase asset values or extend useful lives are capitalized. Estimated useful lives in years are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................  15-31
Posters.....................................................   7-25
Bulletins...................................................   7-25
Shop equipment..............................................   3-10
Office furniture and equipment..............................   5-10
Autos and trucks............................................    3-7
Irrigation equipment........................................   7-30
Vineyards...................................................  10-25

INTANGIBLE ASSETS

     Goodwill is amortized using the straight-line method over primarily five year periods.

     Covenants not to compete are amortized using the straight-line method over the contractual period specified, which ranges from five to ten years.

     Advertising rights, permits and licenses, and lease rights are amortized using the straight-line method over five years.

INCOME TAXES

     Effective July 1, 1995, the Company's shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such election, the shareholders of an "S" Corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income tax has been included in these financial statements. State income taxes are provided based on statutory rates. State income taxes currently payable and deferred relate primarily to temporary differences from the use of accelerated methods of depreciation and the direct write-off method of accounting for bad debts.

PROFIT SHARING PLAN

     The Company adopted a profit sharing plan which is a qualified pension trust under Section 401(k) of the Internal Revenue Code. All full time employees with twelve months of service who are 19 year old or older are eligible to participate. Each employee may voluntarily contribute up to the lesser of 15% of their pay or $9,500. The Company has made no matching contributions to the plan.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of the long-term debt approximates fair value.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform with the current year presentation.

                           MARTIN & MACFARLANE, INC.

2. ACQUISITIONS

     During 1997, the Company purchased substantially all of the assets and assumed certain liabilities of three outdoor advertising companies; during 1996, the Company purchased substantially all of the assets and assumed certain liabilities of four outdoor advertising companies. Concurrently with one of the 1996 acquisitions, the Company exchanged the assets acquired and liabilities assumed for similar assets and liabilities of another outdoor advertising company to enable the Company to expand its existing market share in that locality. The exchange was recorded at the fair market value of the assets acquired. Funds used to make the acquisitions were provided through the Company's credit facility. The majority of the intangible assets acquired are being amortized over a five year period. See Note 13 for acquisitions included above, which also includes a related party.

     The acquisitions were accounted for using the purchase method of accounting and the purchase price was allocated to the various tangible and intangible assets acquired. Accordingly, the results of operations for the various acquisitions have been included in the results of the Company from the respective effective dates.

     A summary of the cash consideration and allocation of the purchase price as of the acquisition dates are as follows:

                                                                 1997          1996
                                                              -----------   ----------
Fair value of tangible assets acquired......................  $ 2,756,703   $3,302,000
Fair value of intangible assets acquired....................    9,199,897    2,597,000
Liabilities assumed.........................................   (1,232,670)     (50,000)
                                                              -----------   ----------
Cash paid...................................................  $10,723,930   $5,849,000
                                                              ===========   ==========

3. NOTE RECEIVABLE

                                                               1997      1996
                                                              -------   -------
Ferguson Henderson Investments, 10%, secured by real
  property, payable $806 monthly, due November 10, 2001.....  $31,237   $37,289
Less current maturity.......................................    6,856     6,206
                                                              -------   -------
                                                              $24,381   $31,083
                                                              =======   =======

4. INVENTORIES

     Inventories are as follows at December 31, 1997 and 1996:

                                                                 1997         1996
                                                              ----------   ----------
Raw material................................................  $  244,328   $  139,309
Winery:
  Materials and grape production costs......................     198,033      138,266
  In process................................................     746,996      494,817
  Finished goods............................................     529,953      299,240
  Tasting room, miscellaneous and resale....................      45,562       32,558
                                                              ----------   ----------
                                                              $1,764,872   $1,104,190
                                                              ==========   ==========

                           MARTIN & MACFARLANE, INC.

5. PREPAID EXPENSES

     Prepaid expenses consist of the following at December 31, 1997 and 1996:

                                                                1997       1996
                                                              --------   --------
Leases......................................................  $798,887   $505,539
Insurance...................................................    15,256     13,258
Miscellaneous...............................................   114,273     47,174
                                                              --------   --------
                                                              $928,416   $565,971
                                                              ========   ========

6. PROPERTY AND EQUIPMENT

     Major classes of property and equipment and accumulated depreciation are as follows at December 31, 1997 and 1996:

                                                                1997          1996
                                                             -----------   -----------
Outdoor Advertising
  Buildings and improvements...............................  $   870,719   $   593,537
  Posters..................................................    8,072,315     7,510,907
  Bulletins................................................   18,486,149    15,656,034
  Shop equipment...........................................      458,691       329,493
  Office furniture and equipment...........................      224,069       211,215
  Autos and trucks.........................................    1,414,986     1,268,485
  Land.....................................................      838,807       571,107
  Construction in process, boards..........................      363,913       178,736
                                                             -----------   -----------
                                                              30,729,649    26,319,514
  Less accumulated depreciation............................    9,497,838     8,334,374
                                                             -----------   -----------
                                                              21,231,811    17,985,140
                                                             -----------   -----------
Winery
  Buildings and improvements...............................  $   864,672   $   844,850
  Irrigation and wells.....................................       45,752        45,752
  Vineyards................................................      316,981       278,219
  Landscaping..............................................       26,194        26,194
  Auto.....................................................       23,800        19,500
  Vineyard equipment.......................................      129,356       125,502
  Winery equipment.........................................      859,375       707,482
  Office furniture and equipment...........................       50,349        40,749
  Land.....................................................      376,133       376,133
                                                             -----------   -----------
                                                               2,692,612     2,464,381
  Less accumulated depreciation............................      992,798       873,402
                                                             -----------   -----------
                                                               1,699,814     1,590,979
                                                             -----------   -----------

                           MARTIN & MACFARLANE, INC.

                                                                1997          1996
                                                             -----------   -----------
Corporate
  Buildings and improvements...............................  $   699,474   $   689,293
  Office furniture and equipment...........................       18,647        18,647
  Land.....................................................       41,448        42,783
                                                             -----------   -----------
                                                                 759,569       750,723
  Less accumulated depreciation............................      163,737       139,382
                                                             -----------   -----------
                                                                 595,832       611,341
                                                             -----------   -----------
                                                             $23,527,457   $20,187,460
                                                             ===========   ===========

     Depreciation expense for the years ended December 31, 1997 and 1996 and the six months ended December 31, 1995 was $1,468,013, $1,086,108, and $522,293,
respectively.

7. INTANGIBLE ASSETS

     Intangible assets and accumulated amortization are as follows at December 31, 1997 and 1996:

                                                                 1997          1996
                                                              -----------   ----------
Loans fees..................................................  $   278,750   $       --
Goodwill....................................................    5,339,883      438,965
Covenants not to compete....................................      353,079      203,079
Advertising rights..........................................    1,553,639      708,100
Permits and licenses........................................    2,365,719      377,567
Lease rights................................................    3,193,624    1,877,001
                                                              -----------   ----------
                                                               13,084,694    3,604,712
Less accumulated amortization...............................    2,031,602      597,146
                                                              -----------   ----------
                                                              $11,053,092   $3,007,566
                                                              ===========   ==========

     Amortization expense for the years ended December 31, 1997 and 1996 and the six months ended December 31, 1995 was $1,434,459, $230,412, and $52,998,
respectively.

                           MARTIN & MACFARLANE, INC.

8. LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1997 and 1996:

                                                               1997           1996
                                                            -----------    -----------
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders under the Credit Agreement dated July
  31, 1997, Term A loan, interest at LIBOR plus 2.75%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due June 2004**.........................................  $30,000,000    $        --
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders under the Credit Agreement dated July
  31, 1997, Revolving Line of Credit, interest ranging
  from prime plus 2% or LIBOR plus 2.75%, collateralized
  by accounts receivable, inventory, sign structures, and
  intangible assets, payable quarterly, due June 2004**...    3,400,000             --
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders under the Credit Agreement dated July
  31, 1997, Swing Loan, interest ranging from prime plus
  2% or LIBOR plus 2.75%, collateralized by accounts
  receivable, inventory, sign structures, and intangible
  assets, payable at termination date, due June 2004**....    1,455,565             --
Palmer Outdoor Advertising, Inc., 10.5%, collateralized by
  sign structures, equipment, and inventory, payable
  $10,266 monthly including interest, due January 2002....      406,349             --
Anthony E. and Laverne L. Brum, 7%, collateralized by deed
  of trust, payable $1,742 monthly including interest, due
  August 2004.............................................      111,067             --
American Commercial Bank, 8%, collateralized by vehicle,
  payable $394 monthly including interest, due March
  2001....................................................       13,443             --
American Commercial Bank, 8%, collateralized by vehicle,
  payable $474 monthly including interest, due March
  2001....................................................       16,176             --
William H. and Jannette L. Kunz, 12.25%, uncollateralized,
  payable $6,631 monthly including interest, due May
  2010....................................................      505,043             --
LarMark, Inc., non-interest bearing, unsecured, due
  January 1998............................................      425,000             --
Virgil and Ruth Rose, 7%, collateralized by deed of trust,
  payable $931 monthly including interest, due February
  2026....................................................      137,315        138,822
Paragon Outdoor Advertising, non-interest bearing,
  uncollateralized, payable $608 monthly, due July 2001...       26,157         33,456
Gaechter Outdoor Advertising, non-interest bearing,
  uncollateralized, payable in decreasing annual
  installments ranging from $28,000 to $21,600, due August
  2001....................................................       96,000        124,000
Ken Lyons and Michael Burkett, non-interest bearing,
  uncollateralized, payable $710 monthly, due May 2001....       29,097         37,613

                           MARTIN & MACFARLANE, INC.

                                                               1997           1996
                                                            -----------    -----------
Pesenti Winery, noninterest bearing, collateralized by
  sign structure, payable $1,500 per year, due December
  2003....................................................        9,000         10,500
Advanced Outdoor, noninterest bearing, collateralized by
  sign structures, payable $9,500 per month, due December
  1998....................................................      102,000        214,000
Antelope Valley Bank, 8.5%, collateralized by vehicle,
  payable $466 monthly including interest, payable August
  2001....................................................           --         21,471
Don Enger and Clayton Enger, 8.5%, collateralized by deed
  of trust, payable $256 monthly including interest, due
  July 2001...............................................           --         11,648
Massachusetts Mutual Life Insurance Co., 11.05%,
  unsecured, payable $500,000 per year beginning November
  11, 1994, interest payable quarterly, due November
  1999....................................................           --      1,500,000
Massachusetts Mutual Life Insurance Co., 10.9%, unsecured,
  payable $687,500 per year, interest payable quarterly,
  due August 1999.........................................           --      2,062,500
Massachusetts Mutual Life Insurance Company, 11.55%,
  unsecured, payable $500,000 per year beginning June 1,
  1996, interest payable quarterly, due June 2002.........           --      3,000,000
Bank of Santa Maria, interest at prime plus 2.5%,
  collateralized by deed of trust, payable $1,188 per
  month including interest, due May 2002..................           --        119,695
Bank of Santa Maria, 9.5%, collateralized by vehicle,
  payable $1,168 per month including interest, due August
  1997....................................................           --          4,244
Alta and Fred Higginbotham, 8%, collateralized by deed of
  trust, payable $150 per month, due January 2000.........           --          6,771
Estates Trust, Inc., 9%, collateralized by deed of trust
  and personally guaranteed by E. Thomas Martin, payable
  $862 per month including interest, due October 2009.....           --         78,578
Barbara Lehmann, 10%, collateralized by deed of trust,
  interest payable monthly, due March 1998................           --         20,000
Christine and Alice Henderson, 9%, collateralized by deed
  of trust, payable $805 per month including interest, due
  April 2011..............................................           --         96,034
Central Coast Federal Land Bank, 7.5%, collateralized by
  winery deed of trust, products and crops inventory and
  accounts receivable, payable $7,126 per month including
  interest, due November 2015.............................           --        797,081
Central Coast Production Credit Association, 9.75%,
  collateralized by winery accounts receivable and
  inventory, interest payable quarterly, due January
  1999....................................................           --        150,000
Canadian Imperial Bank of Commerce, interest at LIBOR plus
  2.5%, collateralized by the Amarillo Division's accounts
  receivable, inventory, sign structures and intangible
  assets and personally guaranteed by E. Thomas Martin and
  David Weyrich, interest payable monthly, due May
  1997**..................................................           --      5,500,000

                           MARTIN & MACFARLANE, INC.

                                                               1997           1996
                                                            -----------    -----------
Central Coast Production Credit Association, interest at
  prime plus 1.5%, collateralized by winery equipment,
  payable $5,590 monthly including interest, due August
  2000....................................................           --        198,165
Homer Hensley and Rick Hensley, 8.5%, collateralized by
  deed of trust, payable $1,231 monthly including
  interest, due January 2001..............................           --         50,813
Paragon Outdoor Advertising, 8%, collateralized by sign
  structures, payable $2,636 monthly including interest,
  due July 2001...........................................           --        121,035
                                                            -----------    -----------
                                                             36,732,212     14,296,426
Less current maturities...................................      690,718      7,460,727
                                                            -----------    -----------
                                                            $36,041,494    $ 6,835,699
                                                            ===========    ===========

     Aggregate maturities of long-term debt at December 31, 1997 are as follows:

                        YEARS ENDING
                        DECEMBER 31,
                        ------------
1998........................................................   $   690,718
1999........................................................     5,676,502
2000........................................................     6,189,260
2001........................................................     6,937,451
2002........................................................    10,084,059
Thereafter..................................................     7,154,222
                                                               -----------
                                                               $36,732,212
                                                               ===========

---------------

** Loan has varying interest rates based on Company performance and indexes found in the Credit Agreement dated July 31, 1997. At December 31, 1997 the effective interest rates ranged from 7.1875% to 8.5%.

     The Company has entered into an interest rate cap primarily to protect against rising interest exposure of its floating rate long-term debt. The difference to be paid or received on the cap is included in interest expense as payments are made or received. At December 31, 1997, the Company had outstanding interest rate cap agreements with two commercial banks having a total notional principal amount of $50,000,000. This agreement effectively changes the Company's interest exposure on $50,000,000 of floating rate debt to a fixed 6.5% with a floor of 5.5%. The interest rate cap agreement matures September 18, 2000.

     During 1997, the Company sold an interest rate floor for a gain of $220,000. This gain is included in other income.

     The counterparties to the Company's derivative financial instrument contract are substantial and creditworthy commercial banks which are recognized market makers. Neither the risks of counterparty nonperformance nor the economic consequence of counterparty nonperformance associated with these contracts were considered by the Company to be material.

     Interest expense consists of interest on notes payable, management fees and the cost associated with the purchase of the interest rate cap instrument.

     Prime rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively.

                           MARTIN & MACFARLANE, INC.

     LIBOR rate was 5.938% and 5.625% at December 31, 1997 and 1996, respectively.

9. NOTE PAYABLE, BANK

     Note payable, bank is as follows at December 31, 1997 and 1996:

                                                              1997     1996
                                                              ----   --------
Heritage Oaks Bank, interest at prime plus .5%,
  uncollateralized, interest payable monthly, due May
  1997......................................................  $ --   $800,000
                                                              ====   ========

     Prime rate was 8.25% at December 31, 1996.

10. DISTRIBUTIONS

     In January, May, August, and October 1997 and January, May, August, and October 1996 and in July and October 1995, the Company declared a $.75 per share cash distribution for 82,443 shares outstanding. At December 31, 1997 and 1996, $61,832 and $61,658 were payable January 1, 1998 and 1997, respectively. Subsequent to conversion of the Company to an S-corporation, effective July 1, 1995, the Company began making distributions equal to approximately 49% of estimated taxable income to its' shareholders to cover their tax liabilities. Distributions during the year ended December 31, 1997, amounted to $3,140,079, including a $2,000,000 special distribution occurring as a result of an acquisition. Distributions during the year ended December 31, 1996, related to 1995 and 1996 taxable income, amounted to $1,353,618.

11. DEFERRED INCOME TAXES

     For state tax purposes, the applicable states do recognize "S" Corporation status; however, they still impose a tax at the corporate level, generally at a rate significantly lower than the regular corporate rate. Deferred tax assets and liabilities relate to temporary differences associated with state income taxes.

     Income tax expense (benefit) for the year ended December 31, 1997 and 1996 and six months ended June
30, 1995 consisted of the following:

                                                        1997      1996        1995
                                                       -------   -------   -----------
Current..............................................  $23,458   $49,827   $    24,170
Deferred.............................................       --     7,826    (2,996,487)
                                                       -------   -------   -----------
Income tax expense (benefit).........................  $23,458   $57,653   $(2,972,317)
                                                       =======   =======   ===========

     Components of deferred income tax balances at December 31, 1997 and 1996 consisted of:

                                                                1997       1996
                                                              --------   --------
Current deferred tax assets.................................  $  1,441   $  1,500
                                                              ========   ========
Long-term deferred tax liabilities..........................  $102,375   $111,008
                                                              ========   ========

     Deferred income taxes arise primarily from temporary differences due to use of accelerated depreciation methods for income tax purposes and the straight-line method and the use of the allowance method of accounts receivable for financial reporting purposes.

                           MARTIN & MACFARLANE, INC.

12. RELATED PARTY TRANSACTIONS

     Through February 1, 1996 the Company provided management services to Martin Media, a company having common shareholders/partners, at a rate approximating 3% of Martin Media's gross revenue. Management fees of $78,263 were received by the Company from Martin Media during the year ended December 31, 1996.

     Subsequent to December 31, 1995, and effective February 1, 1996, the Company divested itself of all management and administrative employees and contracted with M.W. Sign Company, a company wholly owned by E. Thomas Martin and David Weyrich, to provide the Company with management services at 3% of gross revenue. As of January 1, 1997, management fees increased to 4% of gross revenue. Management fees of $895,281 and $472,931 were paid to M.W. Sign Company during the years ended December 31, 1997 and 1996, respectively.

13. COMMITMENTS

  Leases:

     The Company leases land in connection with its outdoor advertising posters and panels as well as for office and yard space. The Company also leases office and shop buildings which are located in different geographic areas within the various divisions. A portion of these are long-term leases.

     Lease expense for the years ended December 31, 1997 and 1996 and six months ended December 31, 1995 was $4,748,420, $2,333,218 and $1,064,875, respectively.

     Future minimum lease payments under noncancellable leases at December 31, 1997 are as follows:

                                                                 POSTERS,
YEARS ENDING DECEMBER 31,                           BUILDINGS   BULLETINS      TOTAL
-------------------------                           ---------   ----------   ----------
1998..............................................  $ 19,533    $  162,400   $  181,933
1999..............................................    19,944       162,400      182,344
2000..............................................    19,944       162,400      182,344
2001..............................................    21,285       162,400      183,685
2002..............................................    21,732       162,400      184,132
Thereafter........................................    48,897       454,400      503,297
                                                    --------    ----------   ----------
                                                    $151,335    $1,266,400   $1,417,735
                                                    ========    ==========   ==========

     On August 1, 1995, the Company entered into a lease with Outdoor Systems Company of Kansas City. Under the terms of the lease Outdoor Systems leased 87 outdoor advertising structures from the Company for $12,500 per month. The agreement terminated December 31, 1997.

  Acquisition, purchase and sales options

     On July 31, 1997, the Company entered into an agreement with another company to acquire certain assets, including sign structures, equipment, and related intangibles located in Nevada, Arizona, and California for a total purchase price of $60,000,000. This purchase agreement has two segments, the first of which provided for the purchase of assets totaling $20,500,000. Simultaneously, and as part of the master agreement, the Company entered into an agreement with Martin Media (related party) to sell them those assets located in their geographical service area, primarily the Las Vegas and Colorado River markets, for $11,273,400. The Company's net acquisition price under the first segment of the agreement was $9,226,600.

                           MARTIN & MACFARLANE, INC.

     The second segment of the agreement provides an option for the Company to purchase additional assets for $39,500,000. As part of this transaction, the Company has also provided Martin Media with an option to purchase the assets located in the Las Vegas and Colorado River markets for $3,077,000. The Company's net acquisition price for assets to be received under the second segment of the agreement will be $36,423,000.

     Upon execution of the option agreement, the Company deposited $6,000,000 in good faith with the seller. Similarly, Martin Media deposited $463,800 with the Company resulting in a net deposit of $5,536,200. The option agreement expires October 1, 1998. Should the Company not exercise the option, the seller holds an option agreement whereby it can repurchase the assets originally sold to the Company and assets owned by the Company in and around the Bakersfield area.

     As part of the option agreement, the Company will manage those assets covered by the option agreement. The payment for the use of these assets through the option period will approximate $285,000 per month. Revenue earned through the managed assets is subject to the 4% management fee paid to M.W. Sign, Inc.

  Credit facility

     On July 31, 1997, the Company entered into an agreement with Canadian Imperial Bank of Commerce, as administrative agent for Lenders under the credit agreement dated July 31, 1997. Under the terms of this agreement, the Term B Loan is available to fund future acquisitions in the amount of $20,000,000. As of December 31, 1997, the Company's outstanding obligation was $-0-.

14. SUBSEQUENT EVENTS

     Subsequent to December 31, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of one outdoor advertising company at an aggregate purchase price of $12,500,000. Funds used to make the purchase were provided through the Company's existing credit facility.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Martin & MacFarlane, Inc.
Paso Robles, California

     We have audited the accompanying balance sheet of Martin & MacFarlane, Inc. as of June 30, 1995 and the related statements of income, retained earnings and cash flows for the year then ended (included at F-36 through F-49). These financial statements are the responsibility of Martin & MacFarlane, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin & MacFarlane, Inc. as of June 30, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

BARBICH LONGCRIER HOOPER & KING
ACCOUNTANCY CORPORATION

By:   /s/ GEOFFREY B. KING, CPA
    --------------------------------
         Geoffrey B. King, CPA

Bakersfield, California
August 25, 1995

                           MARTIN & MACFARLANE, INC.

                                 BALANCE SHEET
                                 JUNE 30, 1995

                                     ASSETS

                                                                 1995
                                                              -----------
Current Assets
  Cash and equivalents (Note 7).............................  $   351,705
  Restricted cash (Note 6)..................................      306,154
  Certificates of deposit...................................      200,000
  Investments...............................................        8,400
  Trade accounts receivable, less allowance for doubtful
     accounts of $100,000...................................    1,546,381
  Other receivables.........................................       78,649
  Inventories (Note 2)......................................      768,035
  Prepaid expenses (Note 3).................................      630,548
  Current deferred income taxes (Note 10)...................      145,554
                                                              -----------
                                                                4,035,426
                                                              -----------
Property and Equipment, net of accumulated depreciation
  (Notes 4, 6 and 7)........................................   16,872,469
                                                              -----------
Intangible Assets, net of accumulated amortization (Note
  5)........................................................      764,898
                                                              -----------
Other Assets................................................       20,171
                                                              -----------
                                                              $21,692,964
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current maturities of long-term debt (Note 6).............  $ 1,848,465
  Note payable, bank (Note 7)...............................      200,000
  Accounts payable..........................................      652,567
  Accrued expenses..........................................      319,021
  Dividends payable (Note 9)................................       26,451
  Unearned income...........................................      156,881
  Income taxes payable (Note 10)............................      891,486
                                                              -----------
                                                                4,094,871
                                                              -----------
Long-Term Debt, less current maturities (Note 6)............    8,857,936
                                                              -----------
Long-Term Deferred Income Taxes (Note 10)...................    3,208,967
                                                              -----------
Commitments (Note 13)
Stockholders' Equity
  Common stock, no par or stated value, authorized 150,000
     shares, issued and outstanding 82,443 shares (Note
     9).....................................................    1,113,070
  Retained earnings.........................................    4,418,120
                                                              -----------
                                                                5,531,190
                                                              -----------
                                                              $21,692,964
                                                              ===========

       The accompanying notes are an integral part of this balance sheet.

                           MARTIN & MACFARLANE, INC.

                              STATEMENT OF INCOME
                            YEAR ENDED JUNE 30, 1995

                                                                 1995
                                                              -----------
Revenues....................................................  $16,168,763
Cost of sales...............................................    2,045,552
                                                              -----------
          Gross profit......................................   14,123,211
Managers' controlled operating expenses.....................   10,070,408
                                                              -----------
          Income from managers' operations..................    4,052,803
                                                              -----------
Other operating expenses
  Depreciation and amortization expense.....................    1,100,305
                                                              -----------
          Operating income..................................    2,952,498
                                                              -----------
Other income (expense)
  Interest expense..........................................   (1,313,456)
  Other income..............................................      152,804
  Gain on disposition of assets.............................    2,405,522
  Employee separation expense...............................     (269,803)
                                                              -----------
Income before income taxes..................................    3,927,565
     Income tax expense (Note 10)...........................    1,519,542
                                                              -----------
          Net income........................................  $ 2,408,023
                                                              ===========

         The accompanying notes are an integral part of this statement.

                           MARTIN & MACFARLANE, INC.

                         STATEMENT OF RETAINED EARNINGS
                            YEAR ENDED JUNE 30, 1995

                                                                 1995
                                                              ----------
Balance, beginning of year..................................  $2,195,593
  Net income................................................   2,408,023
  Dividends (Note 9)........................................    (185,496)
                                                              ----------
Balance, end of year........................................  $4,418,120
                                                              ==========

         The accompanying notes are an integral part of this statement.

                           MARTIN & MACFARLANE, INC.

                            STATEMENT OF CASH FLOWS
                            YEAR ENDED JUNE 30, 1995

                                                                 1995
                                                              -----------
Cash flows from operating activities:
  Net income................................................  $ 2,408,023
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    1,100,305
     Gain on disposition of assets..........................   (2,405,522)
     Increase in deferred income taxes......................      469,749
  Changes in operating assets and liabilities:
     Increase in accounts receivable........................      (57,463)
     Increase in other receivables..........................      (66,187)
     Decrease in inventory..................................       11,117
     Decrease in prepaid expenses...........................       34,520
     Increase in other assets...............................       (9,065)
     Increase (decrease) in accounts payable................        5,887
     Increase (decrease) in accrued liabilities.............     (176,570)
     Increase in unearned income............................       30,106
     Increase (decrease) in income taxes payable............      820,732
                                                              -----------
          Net cash provided by operating activities.........    2,165,632
                                                              -----------
Cash flows from investing activities:
  Proceeds from sale of investments.........................        5,000
  Increase in certificates of deposit.......................     (200,000)
  Proceeds from sale of fixed assets........................    2,656,384
  Capital expenditures......................................     (736,258)
  Construction of capital improvements......................     (281,102)
  Principal payments on loans and notes receivable..........       32,000
  Purchase of intangible assets.............................     (310,001)
                                                              -----------
          Net cash provided by investing activities.........    1,166,023
                                                              -----------
Cash flows from financing activities:
  Proceeds from notes payable...............................    1,007,317
  Principal payments on notes payable.......................   (3,946,286)
  Dividends paid............................................     (185,496)
                                                              -----------
          Net cash used in financing activities.............   (3,124,465)
                                                              -----------
Net increase in cash and cash equivalents...................      207,190
Cash and cash equivalents at beginning of year..............      450,669
                                                              -----------
Cash and cash equivalents at end of year....................  $   657,859
                                                              ===========
Unrestricted cash...........................................  $   351,705
Restricted cash.............................................      306,154
                                                              -----------
                                                              $   657,859
                                                              ===========
Supplemental disclosures of cash flow information:
  Interest paid.............................................  $ 1,339,278
                                                              ===========
  Payment of income taxes...................................  $   229,061
                                                              ===========

     Schedule of noncash investing:

          The Company entered into an exchange agreement with National Outdoor Media (3M) during the year ended June 30, 1995. In accordance with the terms of the exchange agreement, the Company traded boards in Kansas City, Missouri to 3M in exchange for posters and bulletins in Bakersfield, California and Kansas at a value of $1,033,850 and $2,614,150 cash.

         The accompanying notes are an integral part of this statement.

                           MARTIN & MACFARLANE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business

     Martin & MacFarlane, Inc. (the Company) was incorporated December 2, 1971. The Company owns, leases, and manages billboards on a contractual basis nationwide for the purpose of providing outdoor advertising services. The Company also owns and operates a small winery located in Paso Robles, California. The Company extends credit in the form of accounts receivable to businesses and advertisers doing business in the above noted areas.

  Significant accounting policies

BASIS OF ACCOUNTING

     The financial statements are prepared on an accrual basis, which recognizes income when earned and expenses when incurred.

CASH AND CASH EQUIVALENTS

     The Company considers cash and cash equivalents to be all highly liquid investments purchased with a maturity of three months or less. As of June 30, 1995, the Company held funds of $646,293 in one financial institution.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Bad debts are recognized under the allowance method of accounting which is based on an average of actual write-offs in past years.

INVESTMENTS

     Investments in marketable equity securities are carried at the lower of cost or market. Decline in market values below cost, which are temporary in nature, are not recognized as losses until the decline in value is deemed permanent or until the security is sold.

INVENTORY

     Inventory is valued at the lower of cost or market. Valuation is determined using the first-in, first-out method.

                           MARTIN & MACFARLANE, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciated over estimated useful lives on a straight-line or accelerated basis. Repairs and maintenance and small equipment purchases are expensed as incurred. Expenditures which significantly increase asset values or extend useful lives are capitalized. Estimated useful lives in years are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................  15-31
Posters.....................................................   7-25
Bulletins...................................................   7-25
Shop equipment..............................................   3-10
Office furniture and equipment..............................   5-10
Autos and trucks............................................    3-7
Irrigation equipment........................................   7-30
Vineyards...................................................  10-25

INTANGIBLE ASSETS

     Goodwill is recorded at cost and is amortized using the straight-line method over a forty year period.

     Covenants not to compete are recorded at cost and are amortized using the straight-line method over the contractual period specified, which ranges from five to ten years.

INCOME TAXES

     Effective July 1, 1993, as required by professional standards, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes are provided on timing differences between financial statement and taxable incomes. Timing differences arise primarily from the use of the accelerated methods of depreciation, the direct write-off method of accounting for bad debts, and the carryforward of net operating losses for income tax purposes. Determination of current or long-term status of the asset or liability is based upon when the particular timing difference reverses.

2. INVENTORIES

     Inventories are as follows at June 30, 1995:

                                                                1995
                                                              --------
Raw material................................................  $ 84,383
Winery:
  Materials and grape production costs......................   141,255
  In process................................................   162,669
  Finished goods............................................   359,060
  Tasting room, miscellaneous and resale....................    20,668
                                                              --------
                                                              $768,035
                                                              ========

                           MARTIN & MACFARLANE, INC.

3. PREPAID EXPENSES

     Prepaid expenses consist of the following at June 30, 1995:

                                                                1995
                                                              --------
Leases......................................................  $519,079
Insurance...................................................    36,600
Miscellaneous...............................................    74,869
                                                              --------
                                                              $630,548
                                                              ========

4. PROPERTY AND EQUIPMENT

     Major classes of property and equipment and accumulated depreciation are as follows at June 30, 1995:

                                                                 1995
                                                              -----------
Outdoor Advertising
  Buildings and improvements................................  $   500,731
  Posters...................................................    5,987,468
  Bulletins.................................................   13,850,302
  Shop equipment............................................      278,749
  Office furniture and equipment............................      191,692
  Autos and trucks..........................................    1,063,156
  Land......................................................      414,472
  Construction in process, boards...........................       69,038
                                                              -----------
                                                               22,355,608
  Less accumulated depreciation.............................    7,105,290
                                                              -----------
                                                               15,250,318
                                                              -----------
Winery
  Buildings and improvements................................      664,515
  Irrigation and wells......................................       45,752
  Vineyards.................................................      278,219
  Landscaping...............................................       26,194
  Auto......................................................       19,500
  Vineyard equipment........................................      119,142
  Winery equipment..........................................      320,720
  Office furniture and equipment............................       37,604
  Land......................................................      206,133
                                                              -----------
                                                                1,717,779
  Less accumulated depreciation.............................      755,093
                                                              -----------
                                                                  962,686
                                                              -----------

                           MARTIN & MACFARLANE, INC.

                                                                 1995
                                                              -----------
Corporate
  Buildings and improvements................................  $   654,970
  Office furniture and equipment............................      267,308
  Land......................................................       42,783
                                                              -----------
                                                                  965,061
  Less accumulated depreciation.............................      305,596
                                                              -----------
                                                                  659,465
                                                              -----------
                                                              $16,872,469
                                                              ===========

     Depreciation expense for the year ended June 30, 1995 was $1,021,709.

5. INTANGIBLES

     Intangible assets and accumulated amortization are as follows at June 30, 1995:

                                                                 1995
                                                              ----------
Goodwill....................................................  $  438,965
Covenants not to compete....................................      69,000
Advertising rights..........................................     136,100
Permits and licenses........................................     168,567
Lease rights................................................     335,001
                                                              ----------
                                                               1,147,633
Less accumulated amortization...............................     382,735
                                                              ----------
                                                              $  764,898
                                                              ==========

     Amortization expense for the year ended June 30, 1995 was $78,596.

6. RESTRICTED CASH

     Restricted cash at June 30, 1995 consisted of the following:

                                                                1995
                                                              --------
Cash, interest bearing account, holdback account, held for
  the mutual benefit of the Company and National Advertising
  Company, by Chicago Title & Trust Company, until released
  by joint order of the parties. Cash is to be released
  within twelve months of the June 30, 1995 balance sheet
  date. Cash subsequently received July 7, 1995.............  $306,154
                                                              ========

                           MARTIN & MACFARLANE, INC.

7. LONG-TERM DEBT

     Long-term debt consists of the following at June 30, 1995:

                                                                 1995
                                                              -----------
Federal Land Bank, 5.75% and 6.73%, at 1995 and 1994,
  collateralized by first trust deed, payable $3,510 per
  month including interest, due May 1, 2011.................  $   410,068
Massachusetts Mutual Life Insurance Co., 11.05%, unsecured,
  payable $500,000 per year beginning November 11, 1994,
  interest payable quarterly, due November 15, 1999.........    2,500,000
Massachusetts Mutual Life Insurance Co., 10.9%, unsecured,
  payable $687,500 per year beginning August 15, 1992,
  interest payable quarterly, due August 15, 1999...........    3,437,500
Massachusetts Mutual Life Insurance Company, 11.55%,
  unsecured, payable $500,000 per year beginning June 1,
  1995, interest payable quarterly, due June 1, 2002........    3,500,000
Boatmen's First National Bank, interest at prime plus 1.5%,
  collateralized by first deed of trust, payable $1,420 per
  month including interest, due July 8, 2002................       91,056
Citizens Bank of Paso Robles, interest at prime plus 2.5%,
  collateralized by first trust deed, payable $1,188 per
  month including interest, due May 13, 2002................      124,134
Sierra Outdoor, 8%, collateralized by bulletins, payable
  $940 per month including interest, due April 15, 1996.....        9,065
Citizens Bank of Paso Robles, interest at 9.5%,
  collateralized by vehicle, payable $555 per month
  including interest, due August 15, 1997...................       12,962
Citizens Bank of Paso Robles, interest at 9.5%,
  collateralized by vehicle, payable $613 per month
  including interest, due August 15, 1997...................       14,206
Alta and Fred Higginbotham, 8%, collateralized by deed of
  trust, payable $150 per month, due January 1, 2000........        8,544
Estates Trust, Inc., 9%, collateralized by deed of trust,
  payable $862 per month including interest, due October 1,
  2009......................................................       82,916
Barbara Lehmann, 10%, collateralized by deed of trust,
  interest payable monthly, due March 30, 1998..............       20,000
Christine and Alice Henderson, 9%, collateralized by deed of trust, payable $805 per month including interest, due
  April 8, 2011.............................................       97,450
Pesenti Winery, non-interest bearing, collateralized by sign structure, payable $1,500 per year, due December 15,
  2003......................................................       13,500
Advanced Outdoor, non-interest bearing, collateralized by
  sign structures, payable $8,500 per month, due December
  10, 1998..................................................      357,000
Advanced Outdoor, non-interest bearing, collateralized by
  sign structures, payable $1,000 per month, due October 1,
  1997......................................................       28,000
                                                              -----------
                                                               10,706,401
Less current maturities.....................................    1,848,465
                                                              -----------
                                                              $ 8,857,936
                                                              ===========

     Prime rate was 9% at June 30, 1995.

                           MARTIN & MACFARLANE, INC.

     Aggregate maturities of long-term debt at June 30, 1995 are as follows:

                        YEARS ENDING
                          JUNE 30,
                        ------------
1996........................................................   $ 1,848,465
1997........................................................     1,853,095
1998........................................................     1,850,465
1999........................................................     1,775,319
2000........................................................     1,728,146
Thereafter..................................................     1,650,911
                                                               -----------
                                                               $10,706,401
                                                               ===========

8. NOTE PAYABLE, BANK

     Note payable, bank is as follows at June 30, 1995:

                                                                1995
                                                              --------
Citizens Bank of Paso Robles, interest at 8.5%,
  collateralized by certificate of deposit, annually
  renewable on April 3, interest payable monthly, due April
  3, 1996...................................................  $200,000
                                                              ========

     Prime rate was 9% at June 30, 1995.

9. DIVIDENDS PAYABLE

     In January 1995, the Company declared a $.50 per share cash dividend, for 82,443 shares outstanding. In May 1995 the Company declared a $.75 per share dividend, for 82,443 shares outstanding. At June 30, 1995 $26,451 was payable July 1, 1995.

10. DEFERRED INCOME TAXES

     Income tax expense for the year ended June 30, 1995 is computed under SFAS 109 and consisted of the following:

                                                     FEDERAL      STATE       TOTAL
                                                    ----------   --------   ----------
Current...........................................  $  808,602   $241,191   $1,049,793
Deferred..........................................     657,023    100,162      757,185
Tax benefit of net operating loss carryforward....    (251,439)   (35,997)    (287,436)
                                                    ----------   --------   ----------
Income tax expenses...............................  $1,214,186   $305,356   $1,159,542
                                                    ==========   ========   ==========

     Components of deferred income tax balances at June 30, 1995 consisted of:

                                                      FEDERAL      STATE       TOTAL
                                                    -----------   --------   ----------
Current deferred tax assets.......................  $  136,254    $  9,300   $  145,554
                                                    ==========    ========   ==========
Long-term deferred tax liabilities................  $2,539,860    $669,107   $3,208,967
                                                    ==========    ========   ==========

     Deferred income tax liabilities arise primarily from timing differences due to use of accelerated depreciation methods for income tax purposes and the straight-line method for financial reporting purposes.

                           MARTIN & MACFARLANE, INC.

Deferred income tax assets arise primarily from the application of federal and state net operating loss carryovers.

     At June 30, 1995, the Company had alternative minimum tax credits in the amount of $16,837, available to offset future taxes. Tax credits are included in deferred tax assets.

11. RELATED PARTY TRANSACTIONS

     The following transaction occurring between the Company and a related party, which is not presented elsewhere in these financial statements, is as follows:

     Martin Media, which has partners who are also stockholders in the Company, contracts the Company to perform management duties. Martin Media pays a management fee to the Company which is approximately 3% of Martin Media's gross revenue. Management fees of $986,356 were received from the partnership during the fiscal year ending June 30, 1995.

12. PROFIT SHARING PLAN

     Discretionary contributions under a defined contribution profit sharing plan, which are determined by the Company's Board of Directors, have been accrued to a trust for the benefit of qualified employees in the amount of $50,000 for the year ended June 30, 1995. All costs are funded currently.

13. COMMITMENTS

     The Company leases land in connection with its outdoor advertising posters and panels as well as for office and yard spaces. These are long-term operating leases which the Company and lessor have the option to terminate with thirty days notice.

     Lease expense for the year ended June 30, 1995 was $2,218,480.

     The Company leases office and shop buildings which are located at various divisions. A portion of these are long-term leases.

     Future minimum lease payments under noncancellable leases at June 30, 1995 are as follows:

Years ending June 30,
  1996......................................................  $ 47,747
  1997......................................................    22,665
  1998......................................................    18,711
  1999......................................................    19,944
  2000......................................................    19,944
  Thereafter................................................   121,830
                                                              --------
                                                              $250,841
                                                              ========

     On August 1, 1995, the Company entered into a lease with Gannett Outdoor Company of Kansas City. Under the terms of the lease, Gannett Outdoor is leasing 87 outdoor advertising structures from the Company for $12,500 per month. The agreement will terminate on December 31, 1997. In addition, Gannett Outdoor shall have the right to exercise an option to purchase these structures at any time on or after November 2, 1995 and prior to June 30, 1997 for the option price of $1,030,000.

                           MARTIN & MACFARLANE, INC.

                            STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998          1997
                                                              -----------   ----------
Income......................................................  $16,352,832   $9,717,160
Cost of sales...............................................    1,620,010    1,151,641
                                                              -----------   ----------
          Gross profit......................................   14,732,822    8,565,519
Managers' controlled operating expenses.....................    8,323,130    5,033,818
                                                              -----------   ----------
          Income from managers' operations..................    6,409,692    3,531,701
Other operating expenses:
  Depreciation and amortization.............................    1,676,518      909,068
  Management fees...........................................    1,672,981       98,132
  Refinance and acquisition.................................      103,614       39,801
                                                              -----------   ----------
                                                                3,453,113    1,047,001
          Operating income..................................    2,956,579    2,484,700
Nonoperating income (expenses):
  Interest expense..........................................   (1,928,998)    (796,203)
                                                              -----------   ----------
                                                               (1,928,998)    (796,203)
                                                              -----------   ----------
Income before income taxes..................................    1,027,581    1,688,497
Income tax expense..........................................       (9,992)          --
                                                              -----------   ----------
          Net income........................................  $ 1,017,589   $1,688,497
                                                              ===========   ==========

         The accompanying note is an integral part of these statements.

                           MARTIN & MACFARLANE, INC.

                            STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                  1998          1997
                                                              ------------   -----------
Cash flows from operating activities:
  Net income................................................  $  1,017,589   $ 1,688,497
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................     1,676,518       909,068
     Changes in operating assets and liabilities (exclusive
      of acquisitions):
       Increase in accounts receivable......................    (1,111,203)     (118,870)
       Increase in other receivables........................        (6,167)      279,700
       Decrease in inventories, raw materials...............        75,728       117,325
       Increase in prepaid expenses.........................      (334,730)     (225,219)
       Decrease in deferred income tax asset................            59            --
       Increase in other assets.............................      (125,142)   (1,442,229)
       Decrease in accounts payable.........................      (711,997)    4,494,655
       Decrease in accrued expenses.........................      (121,962)     (152,733)
       Decrease in accrued income...........................       (10,788)      (64,230)
                                                              ------------   -----------
          Net cash provided (used) by operating
             activities.....................................       347,905     5,485,964
Cash flows from investing activities:
  Decrease (increase) in notes receivable...................        29,722       (22,129)
  Change in intangible assets...............................   (10,768,268)     (810,001)
  Capital expenditures......................................    (4,879,517)   (1,821,808)
                                                              ------------   -----------
          Net cash used in investing activities.............   (15,618,063)   (2,653,938)
                                                              ------------   -----------
Cash flows from financing activities:
  Proceeds (payments) on long-term debt.....................    16,476,756      (325,153)
  Distributions to partners.................................      (463,235)   (1,051,176)
                                                              ------------   -----------
          Net cash provided by investing activities.........    16,013,521    (1,376,329)
                                                              ------------   -----------
Net decrease in cash........................................       743,363     1,455,697
Cash at beginning of year...................................       (27,790)     (529,763)
                                                              ------------   -----------
Cash at end of period.......................................  $    715,573   $   925,934
                                                              ============   ===========
Supplemental disclosures of cash flow information:
       Interest paid........................................  $  1,912,798   $   796,203
                                                              ============   ===========
       Payment of income taxes..............................  $      3,584   $        --
                                                              ============   ===========

         The accompanying note is an integral part of these statements.

                           MARTIN & MACFARLANE, INC.

                          NOTE TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial information with respect to the six months ended June 30, 1998 and 1997 is unaudited. In the opinion of management, the financial statements contain all adjustments consisting of normal recurring accruals, necessary for the fair presentation of the results for such periods. The information is not necessarily indicative of the results of operations to be expected for the fiscal year end.

                               INDEX TO EXHIBITS

   (r)     2.45     Unit and Stock Purchase Agreement, by and among Chancellor
                          Media Corporation of Los Angeles, Martin Media, L.P.,
                          Martin & MacFarlane, Inc., Nevada Outdoor Systems,
                          Inc., MW Sign Corp. and certain sellers named therein,
                          dated as of June 19, 1998 (see table of contents for
                          list of omitted schedules and exhibits).

    *      23.1     Consent of Arthur Andersen LLP, independent accountants.

    *      23.2     Consent of Barbich Longcrier Hooper & King Accountancy
                    Corporation, independent auditors.

---------------------------

*        Filed herewith.

(r) Incorporated by reference to the identically-numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media Corporation and Chancellor Media Corporation of Los Angeles for the quarterly period ending June 30, 1998, as amended.